UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 29, 2020

Spirit AeroSystems Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33160	20-2436320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3801 South Oliver, Wichita, Kansas 67210
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (316) 526-9000

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	SPR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company               ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Chief Financial Officer

On January 29, 2020, Jose Garcia resigned as Senior Vice President and Chief Financial Officer of Spirit AeroSystems Holdings, Inc. (the “Company”) and its wholly-owned subsidiary, Spirit AeroSystems, Inc. (“Spirit”). In addition, Mr. Garcia resigned from all other employment or board positions held with the Company and its subsidiaries. Arrangements relating to Mr. Garcia’s separation from the Company have not been finalized.

On January 29, 2020, the Company’s and Spirit’s Boards of Directors appointed Mark J. Suchinski, age 53, as the Company’s and Spirit’s Senior Vice President and Chief Financial Officer. Mr. Suchinski has been with Spirit since 2006 and served as the Company’s and Spirit’s Vice President, Controller and Principal Accounting Officer from February 2014 to February 2018. Most recently, Mr. Suchinski served as Spirit’s Vice President, Quality, beginning in August 2019 and as Spirit’s Vice President, Boeing 787 Program, from February 2018 to August 2019. Prior to February 2014, he held the following roles at Spirit: October 2013 to February 23, 2014 - Vice President, Treasurer and Financial Planning; August 2012 to October 2013 - Vice President, Finance and Treasurer; from July 2010 to August 2012, Vice President, Financial Planning & Analysis and Corporate Contracts; and 2006 – July 2010, Controller, Aerostructures Segment. Prior to joining Spirit in 2006, he was at Home Products International, where he held the position of Corporate Controller from 2000 to 2004 and the position of Vice President and Chief Accounting Officer from 2004 to 2006. Prior to that, he held financial leadership positions of controller and senior finance manager at other companies. He also spent three years in public accounting. Mr. Suchinski received his Bachelor of Science degree in Accounting from DePaul University. There were no arrangements or understandings between Mr. Suchinski and any other persons pursuant to which Mr. Suchinski received his appointment. Mr. Suchinski does not have any family relationships subject to disclosure under Item 401(d) of Regulation S-K or any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Spirit entered into an amended and restated employment agreement with Mr. Suchinski, effective January 29, 2020 (the “Employment Agreement”), providing that Mr. Suchinski will receive an annual salary of $500,000, which may be adjusted from time to time based on performance. In addition, Mr. Suchinski is eligible to participate in the compensation programs and benefit plans provided to other senior executives of the Company and Spirit, as described in the Company’s Proxy Statement for its 2019 Annual Meeting of Stockholders filed with the Securities and Exchange Commission (the “Commission”) on March 11, 2019. Mr. Suchinski will be entitled to receive an annual cash award under the Company’s Short-Term Incentive Plan (“STIP”) with a target value equal to 100% of his base salary, if target performance goals are reached, and up to 200% of his base salary, if outstanding performance goals are reached. Subject to approval by the Company’s Compensation Committee, Mr. Suchinski will receive an annual award under the Company’s Long-Term Incentive Plan (“LTIP”) with a value equal to 175% of his base salary.

The Employment Agreement is effective for an initial term of three years and is automatically extended for one-year periods thereafter, unless either party provides 90-day written notice of non-renewal, subject to earlier termination at the election of either Mr. Suchinski or the Spirit for any reason in accordance with the Employment Agreement. In the event of Mr. Suchinski’s termination without cause, subject to his execution of a release of claims and continued compliance with the restrictive covenants described below, Mr. Suchinski will be entitled to continued base salary for a period of one year and COBRA coverage for a period of six months.

The Employment Agreement contains restrictive covenants for Spirit’s benefit that provide for protection of confidential information and non-competition and non-solicitation during Mr. Suchinski’s employment and for up to two years after termination of Mr. Suchinski’s employment.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, which is filed as an exhibit hereto.

Principal Accounting Officer

On January 29, 2020, John Gilson resigned as Vice President, Controller and Principal Accounting Officer of the Company and Spirit, effective immediately. In addition, Mr. Gilson resigned from all other employment or board positions held with the Company and its subsidiaries. Arrangements relating to Mr. Gilson’s separation from the Company have not been finalized.

On January 29, 2020, the Company’s and Spirit’s Boards of Directors appointed Damon Ward, age 45, as the Company’s and Spirit’s Interim Controller and Principal Accounting Officer. Mr. Ward has been with Spirit since January 2009 and served as the Company’s and Spirit’s Tax Director from January 2012 to January 2020. From January 2009 to January 2012, Mr. Ward served as Senior Manager, Tax. Prior to Spirit, Mr. Ward was at Koch Industries, Inc. and served as Tax Manager and in other tax positions from August 2000 to December 2008. Mr. Ward received his Bachelor of Science degree in Accounting from Wichita State University and is a licensed Certified Public Accountant and Chartered Global Management Accountant. There were no arrangements or understandings between Mr. Ward and any other persons pursuant to which Mr. Ward received his appointment. Mr. Ward does not have any family relationships subject to disclosure under Item 401(d) of Regulation S-K or any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Ward will receive an annual salary of $250,000, which may be adjusted from time to time based on performance. In addition, Mr. Ward is eligible to participate in the compensation programs and benefit plans provided to other executives of the Company, as described in the Company’s Proxy Statement for its 2019 Annual Meeting of Stockholders filed with the Commission on March 11, 2019. Mr. Ward will be entitled to receive an annual cash award under the Company’s STIP with a target value equal to 40% of his base salary, if target performance goals are reached, and up to 80% of his base salary, if outstanding performance goals are reached. Subject to approval by the Company’s Compensation Committee, Mr. Ward will receive an annual award under the LTIP with a value equal to 60% of his base salary.

Item 8.01 Other Events.

On January 30, 2020, the Company issued a press release regarding a review of its accounting process compliance. In December 2019, the Company received information through its established compliance processes that led the Company to commence a review of its accounting process compliance. As a result of the review, which is ongoing, the Company determined that it did not comply with its established accounting processes with respect to certain potential contingent liabilities received by the Company after the end of the third quarter of 2019. As of today, the Company believes this non-compliance will not result in a restatement of the Company’s financial statements for the third quarter ended September 26, 2019 or materially impact the financial statements for the fiscal year ended December 31, 2019. However, the review is ongoing and no final conclusion has been made. In light of these findings, Messrs. Garcia and Gilson tendered their resignations. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Company has communicated about this matter with the Commission and anticipates fully cooperating with any inquiries the Commission may have.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.

10.1	Employment Agreement with Mark Suchinski.

99.1	Press Release dated January 30, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” that may involve many risks and uncertainties. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “aim,” “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “goal,” “forecast,” “intend,” “may,” “might,” “objective,” “outlook,” “plan,” “predict,” “project,” “should,” “target,” “will,” “would,” and other similar words, or phrases, or the negative thereof, unless the context requires otherwise. These statements reflect management’s current views with respect to future events and are subject to risks and uncertainties, both known and unknown. Our actual results may vary materially from those anticipated in forward-looking statements. We caution investors not to place undue reliance on any forward-looking statements. Important factors that could cause actual results to differ materially from those reflected in such forward-looking statements and that should be considered in evaluating our outlook include, without limitation, the timing and conditions surrounding the return to service of the 737 MAX and any related impacts on our production rate; our reliance on Boeing for a significant portion of our revenues; our ability to execute our growth strategy, including our ability to timely complete and integrate our announced Asco and Bombardier acquisitions; our ability to accurately estimate and manage performance, cost, and revenue under our contracts; economic conditions in the industries and markets in which we operate in the U.S. and globally; our ability to manage our liquidity, borrow additional funds or refinance debt; the on-going review of our accounting processes and the potential effect on our financial statements; and other factors disclosed in our filings with the Securities and Exchange Commission. These factors are not exhaustive and it is not possible for us to predict all factors that could cause actual results to differ materially from those reflected in our forward-looking statements. These factors speak only as of the date hereof, and new factors may emerge or changes to the foregoing factors may occur that could impact our business. Except to the extent required by law, we undertake no obligation to, and expressly disclaim any obligation to, publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRIT AEROSYSTEMS HOLDINGS, INC.

Date: January 30, 2020	By:	/s/ Stacy Cozad
	Name:	Stacy Cozad
	Title:	Senior Vice President, General Counsel, Chief Compliance Officer and Secretary